UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _________________
 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ________________
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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Priority Technology Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT AND NOTICE OF
2026 ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 11, 2026
9:30 a.m. EDT

Priority Technology Holdings, Inc., a Delaware corporation, is a payments and banking fintech purpose-built to collect, store, lend and send money with a connected commerce engine that combines full-service merchant acquiring for accounts receivable, complete automated payables tools for bill payment, and sophisticated treasury management solutions to accelerate cash flow and optimize working capital for its customers. Its common stock is listed on the Nasdaq Capital Market ("NASDAQ") under the symbol ''PRTH."

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April 14, 2026

Dear Stockholder:

The board of directors and officers of Priority Technology Holdings Inc. join me in extending to you a cordial invitation to attend our 2026 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, June 11, 2026, at 9:30 a.m. Eastern Daylight Time.

Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet at www.virtualshareholdermeeting.com/PRTH2026. If you plan to participate in the virtual meeting, please see “Proxy Statement Q&A.”

At the Annual Meeting, stockholders will be asked to vote on four proposals set forth in the Notice of 2026 Annual Meeting of Stockholders and the Proxy Statement following this letter.

Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares of stock are represented and voted regardless of the size of your holdings. We urge you to vote promptly and submit your proxy via the Internet, by telephone or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the virtual Annual Meeting, you will be able to vote in person, even if you have submitted your proxy previously.

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares of stock, please contact Meghna Mehra at PriorityIR@icrinc.com or (203) 682-8273. If your shares of stock are held by a broker or other nominee (that is, in ''street name''), please contact your broker or other nominee for questions concerning the annual meeting.

We look forward to speaking with you on June 11th.

Sincerely,

/s/ Thomas C. Priore

Thomas C. Priore
Chairman and Chief Executive Officer

2001 Westside Parkway
Alpharetta, GA 30004

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Priority Technology Holdings, Inc. (the "Company") will be held at 9:30 a.m. EDT on Thursday, June 11, 2026. Our Annual Meeting can be accessed virtually via the Internet at: www.virtualshareholdermeeting.com/PRTH2026.

At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

1.To elect the six directors nominated by our board of directors (the "Board of Directors") and named in this Proxy Statement.
2.To approve Amendment 2 to Priority Technology Holdings, Inc. 2018 Equity Incentive Plan.
3.To approve, on a non-binding basis, the compensation of our Named Executive Officers (as defined in this Proxy Statement).
4.To ratify the appointment of KPMG LLP ("KPMG") as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2026.

The Board of Directors recommends that you vote “FOR” each of the nominees for directors (Proposal Number One); “FOR” the approval of Amendment 2 to Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (Proposal Number Two); “FOR” the approval of the compensation of our Named Executive Officers (Proposal Number Three); and “FOR” ratification of the proposed Independent Registered Public Accounting Firm (Proposal Number Four).

The stockholders may also transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding Preliminary Take-Private Proposal.

As previously disclosed, on November 9, 2025, the Company received a preliminary, non-binding proposal from an investor group led by the Company's Chairman and Chief Executive Officer, Thomas Priore, to acquire all of the outstanding shares of the Company's common stock not already held by such investor group for cash consideration in the range of $6.00 to $6.15 per share. The Board of Directors has formed a Special Committee of independent and disinterested directors to evaluate the proposal and any potential strategic alternatives. The Special Committee has retained Barclays as its financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP as its independent legal counsel. As of the date of this Proxy Statement, no definitive agreement has been entered into with respect to the Proposed Take-Private Transaction. The Proposed Take-Private Transaction is not a matter being submitted for a vote at the Annual Meeting. For additional information, please see “Proxy Statement Q&A” and “Corporate Governance — Special Committee” in the accompanying Proxy Statement.

Record Date: Close of business on April 14, 2026.

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on Thursday, June 11, 2026. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about April 28, 2026. Only stockholders of record at the close of business on April 14, 2026 are entitled to receive notice of, and to vote at, the virtual Annual Meeting or any adjournment or postponement thereof. If you do not attend the virtual Annual Meeting, you may vote your shares of stock via the Internet or by mail or telephone, as instructed in the Proxy Statement. Your vote is important.

Submitting your proxy does not affect your right to vote in person if you attend the virtual Annual Meeting. Therefore, we urge you to submit your proxy as soon as possible, regardless of whether you expect to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Bradley J. Miller

Bradley J. Miller
General Counsel, Chief Risk Officer, and Corporate Secretary

Alpharetta, Georgia
April 28, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE MEETING

The Proxy Statement and our Annual Report are available via the Internet at http://materials.proxyvote.com/74275G.

Proxy Statement

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

The Board of Directors (the "Board" or "Board of Directors") of Priority Technology Holdings, Inc. ("we," "us," "our," "Priority," "PRTH," or the "Company") is soliciting proxies for our 2026 Annual Meeting of Stockholders on June 11, 2026 (the "Annual Meeting"). This Proxy Statement and accompanying proxy card are being mailed on or about April 28, 2026 to stockholders of record as of April 14, 2026, the record date (the "Record Date") for the Annual Meeting.

You are receiving this Proxy Statement because you owned shares of the Company's common stock on the Record Date and are, therefore, entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting. This Proxy Statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.

What am I voting on?

The purpose of the Annual Meeting is for the Company's stockholders to vote on the following proposals:

1.To elect the six directors nominated by our Board of Directors and named in the Proxy Statement;
2.To approve Amendment 2 to the Priority Technology Holdings, Inc. 2018 Equity Incentive Plan
3.To approve, on a non-binding basis, the compensation of our Named Executive Officers ("NEOs"); and
4.To ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2026.

Who is asking for my vote and approximately how much will these solicitation activities cost?

The Company is soliciting your proxy on behalf of the Board. Solicitation of proxies is being made by the Company through the mail, in person and by telecommunications. The cost of this solicitation will be borne by the Company.

Who can attend the Annual Meeting?

All stockholders of record, or their duly appointed proxies, may attend the Annual Meeting. Beneficial holders who hold shares of common stock "in street name" may also attend provided they obtain the appropriate documents from their broker or other nominee and present them at the Annual Meeting. As of the Record Date, there were [.] shares of common stock issued and [.] outstanding.

How can I attend the Annual Meeting?

Stockholders as of the Record Date may attend and vote virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/PRTH2026. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to stockholders at the Annual Meeting.

Can I ask questions at the Virtual Annual Meeting?

Stockholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/PRTH2026 will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice.

What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner "in street name"?

If your shares of common stock are registered directly in your name with the Company's transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record for these shares of stock. As the stockholder of record, you have the right to grant your voting proxy directly to the persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares of stock are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares of stock held "in street name." These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual Meeting. Because you are a beneficial owner and not the stockholder of record, you may not vote your shares of stock in person at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares of stock. Your broker or other nominee should have provided directions for you to instruct the broker, trustee, or nominee on how to vote your shares of stock.

What is a broker non-vote?

If you are a beneficial owner whose shares of stock are held "in street name" and you do not provide voting instructions to your broker, your shares of stock will not be voted on any proposal as to which the broker does not have discretionary authority to vote. This is called a "broker non-vote." Your broker has discretionary authority to vote only on Proposal Number Four (ratification of auditor appointment). Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker how to vote your shares of stock by returning your completed and signed voting instruction card.

What constitutes a quorum?

A quorum is the minimum number of shares of stock required to be present to transact business at the Annual Meeting. Pursuant to the Company's bylaws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares of stock entitled to be voted will constitute a quorum. Broker non-votes and abstentions will be counted as shares of stock that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are my choices when casting a vote with respect to the election of the six nominated directors, and what vote is needed to elect the director nominees?

In voting on the election of the director nominees ("Proposal Number One"), stockholders may:
1.vote for any of the nominees;
2.vote against any of the nominees; or
3.abstain from voting on any of the nominees.

Pursuant to our bylaws, a nominee must receive a plurality of the votes cast with respect to that director's election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions. Votes to abstain on Proposal Number One and broker non-votes will not be considered shares of stock entitled to vote on the election of directors and thus will not affect the outcome of this vote.

What are my choices when voting on the approval of amendment two to the Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “Purchase Plan”)?

In voting on the approval of an amendment to the Purchase Plan ("Proposal Number Two"), stockholders may:

1.vote for the amendment;
2.vote against the amendment; or
3.abstain from voting for the amendment.

The amendment to the Purchase Plan will increase the aggregate number of shares of common stock of the Company authorized for issuance under the Purchase Plan by 8,000,000.

What are my choices when voting on the approval of the compensation of the Company’s NEOs?

In voting on the approval of the compensation of the Company’s NEOs ("Proposal Number Three"), stockholders may:

1.vote for the compensation of the Company’s NEOs;
2.vote against the compensation of the Company’s NEOs; or
3.abstain from voting for the compensation of the Company’s NEOs.

The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal.

What are my choices when voting on the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the year ending December 31, 2026, and what vote is needed to approve this proposal?

In voting on the ratification of KPMG ("Proposal Number Four"), stockholders may:

1.vote to ratify KPMG's appointment;
2.vote against ratifying KPMG's appointment; or
3.abstain from voting on ratifying KPMG's appointment.

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

How does the Board recommend that I vote?

The Board recommends a vote:

1.FOR the election of the six nominated directors (Proposal Number One);
2.FOR the approval of Amendment 2 to the Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Agreement (Proposal Number Two);
3.FOR the approval of, on a non-binding basis, the compensation of our Named Executive Officers (Proposal Number Three);
4.FOR the ratification of the appointment of KPMG (Proposal Number Four).

How do I vote?

If you are a stockholder of record, you may vote in one of four ways.

•First, you may vote over the Internet by completing the voting instructions form found at www.proxyvote.com. You will need your proxy card when voting over the Internet.
•Second, you may vote by touch-tone telephone by calling 1-800-690-6903.
•Third, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope.
•Fourth, you may vote in person at the virtual Annual Meeting.

If your shares of stock are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card from your broker or nominee. Follow the instructions on the voting instruction card in order to vote your shares of stock by proxy or in person.

Can I change my vote?

Yes. Even after you have submitted your proxy card, you may change or revoke your vote at any time before your proxy votes your shares of stock by submitting written notice of revocation to Bradley Miller, the Company's General Counsel, Chief Risk Officer, and Corporate Secretary, at the Company's address set forth in the 2026 Notice of Annual Meeting, or by submitting another proxy card bearing a later date. Alternatively, if you have voted over the Internet or by telephone, you may change your vote by calling 1-800-690-6903 and following the instructions. Attendance at the virtual Annual Meeting will not constitute a revocation of a previously provided proxy unless you affirmatively indicate at the virtual Annual Meeting that you intend to vote your shares of stock in person by completing and delivering a written ballot. If you hold your shares of stock through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

Bradley Miller, our General Counsel, Chief Risk Officer, and Corporate Secretary, will count the votes and act as the inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

What is "householding" of the Annual Meeting materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers "household" proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares of stock are held in a brokerage account, or the Company if you hold shares of stock registered directly in your name. You can notify the Company by sending a written request to Mr. Miller at the Company's address set forth in the 2026 Notice of Annual Meeting or by calling us at (404) 952-2107.

How may I obtain a copy of the Company's Annual Report?

A copy of our 2025 Annual Report on Form 10-K (the "Annual Report") is available at www.prioritycommerce.com. Stockholders may also obtain a free copy of our Annual Report by sending a request in writing to Bradley Miller at the Company's address set forth in the 2026 Notice of Annual Meeting or by calling us at (404) 952-2107.

What is the preliminary Take-Private proposal?

On November 9, 2025, the Company received a preliminary, non-binding proposal from an investor group led by Thomas Priore, the Company's Chairman and Chief Executive Officer (together with his affiliated entities, the "Proposing Shareholders"), to acquire all of the outstanding shares of the Company's common stock that the Proposing Shareholders do not already own for cash consideration in the range of $6.00 to $6.15 per share (the “Proposed Take-Private Transaction”). As of the date of this Proxy Statement, the Proposal remains preliminary and non-binding, and no definitive agreement has been entered into with respect to the Proposed Take-Private Transaction. There can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed, or that any transaction will be consummated. For additional information regarding the Special Committee's evaluation of the Proposal, see “Corporate Governance — Special Committee.” Stockholders may also review the Company's Current Reports on Form 8-K filed on November 10, 2025 and November 12, 2025, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, available at www.sec.gov.

Is the Take-Private proposal being voted on at the Annual Meeting?

No. The Proposed Take-Private Transaction is not a proposal being submitted for a vote at this Annual Meeting. If a definitive agreement is entered into with respect to the Proposed Take-Private Transaction, stockholder approval would be solicited pursuant to a separate proxy statement at that time. The matters being submitted for your vote at this Annual Meeting are described under “What am I voting on?” above.

Does Mr. Priore have a conflict of interest with respect to the proposals at the Annual Meeting?

Mr. Priore is the Company's Chairman and Chief Executive Officer, a nominee for director at this Annual Meeting, and the leader of the investor group that submitted the Proposal. As a result, Mr. Priore has interests in the proposals at this Annual

Meeting, including the election of directors and the equity plan amendment, that may differ from, or be in addition to, the interests of the Company's other stockholders. Stockholders should consider these interests when evaluating the proposals at this Annual Meeting.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact Bradley Miller at the Company's address set forth in the 2026 Notice of Annual Meeting or by calling us at (404) 952-2107.

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

The following table presents information with respect to our executive officers and directors, as of the date of this Proxy Statement:

Name	Age	Position
Thomas Priore	57	Chairman and Chief Executive Officer
Tim O’Leary	53	Chief Financial Officer
Sean Kiewiet	53	Chief Strategy Officer
Bradley Miller	55	General Counsel, Chief Risk Officer, and Corporate Secretary
Ranjana Ram	43	Chief Operating Officer
Marc Crisafulli	57	Director
Marietta Davis	66	Director
Christina Favilla	58	Director
Clayton Main	47	Director
Michael Passilla	59	Director

Executive Officers
Thomas Priore has served as Chairman and Chief Executive Officer since December 2018 and as Executive Chairman and founding member of Priority from August 2005 through November 2018. Under Mr. Priore's strategic direction, Priority has grown from a founder-financed technology startup to become the 5th largest non-bank merchant acquirer (after considering the merger of Global Payments and Worldpay) in the U.S. by volume, according to the Nilson Report issued in March 2025. Priority is a solutions provider in Payments and BaaS industry, operating at scale with 1.2 million customer accounts across its SMB, B2B and Enterprise customers channels. Priority processes $130 billion in annual transaction activity while administering approximately $1.2 billion in account balances. Prior to dedicating his full time to Priority, he founded ICP Capital, a boutique investment banking enterprise that became a market leader in structured finance reaching over $20 billion in assets under management. From 1999 until 2003, Mr. Priore was with Guggenheim Securities where he founded the Structured Finance Trading and Origination business and managed its Fixed Income Sales and Trading division. Previously, Mr. Priore spent eight years in PaineWebber's Fixed Income Sales and Trading department, rising to Vice President. Mr. Priore is a graduate of Harvard University and holds an MBA from Columbia University.
Tim O’Leary has served as Chief Financial Officer of Priority since September 2022. Mr. O’Leary has over 20 years of capital markets and banking experience, primarily in the technology sector. Prior to joining Priority, Mr. O’Leary most recently served as Managing Director and Group Head of the Technology, Media and Telecom leveraged finance team at Truist Securities where he led financings for numerous payment and technology companies – including Priority. Mr. O’Leary holds an MBA from the Kelley School of Business at Indiana University and a B.A. in Business Administration from Northern Arizona University.
Sean Kiewiet has served as Chief Strategy Officer since 2022 and co-founded Priority after serving as the Director of Technology for Cornerstone Payment Systems. Mr. Kiewiet served as Chief Technology Officer of Priority from August 2005 until December 2021. Mr. Kiewiet previously worked in software development and architecture for Hypercom and Syntellect. Mr. Kiewiet's technology development background drives his vision for Priority to develop high-performing teams that deliberately target technologies at areas where the industry has been complacent and customers have been under-served.

Bradley Miller has served as Priority’s General Counsel and Chief Risk Officer since February 2020. Mr. Miller has over 25 years of legal and financial industry experience having served as EVP, General Counsel, and Chief Risk Officer of United Community Banks, Inc. for over 12 years, responsible for the oversight of all legal, compliance, and enterprise risk functions. Prior to that, Mr. Miller began his career with Kilpatrick Stockton LLP (now Kilpatrick Townsend LLP) focusing his practice on consumer and commercial litigation, privacy, and regulatory matters. Mr. Miller is responsible for all facets of Priority’s legal, risk, and compliance functions.
Ranjana Ram serves as Chief Operating Officer at Priority. Ms. Ram is a CFA charterholder and has been focused on executing on strategic growth and investment opportunities for the business going back to inception. Prior to working with Priority, Ms. Ram most recently served as Director at Institutional Credit Partners, an investment bank, where she led over 7 billion in publicly rated structured credit securitizations. Prior to that Ms. Ram worked at Credit Suisse focusing on portfolio and investment strategies.
Non-Employee Directors
Marc Crisafulli is an experienced executive and has over 30 years in legal, compliance and regulatory governance roles with various companies and was appointed as a director of Priority in 2022. Mr. Crisafulli is currently Counsel at Nixon Peabody and serves as chair of Bally Corporation's Rhode Island Board, director for Pavillion Payments and chair of Rhode Island's I-195 Redevelopment District Commission. Prior to that, Mr. Crisafulli served as Executive Vice President, Government Relations, Legal and Regulatory at Bally’s Corporation. Mr. Crisafulli has also held senior leadership roles with Brightstar Corporation and Suffolk Construction Company and was managing partner at Hinkley Allen & Snyder.
Marietta Davis has served as a director of Priority since January 2021. Ms. Davis worked for IBM where she was the worldwide Vice President and Managing Director for the Accenture relationship where she led a global team focusing on growing IBM’s Cloud and Cognitive Application portfolio. Prior to joining IBM, Ms. Davis spent 17 years at Microsoft Corporation in a variety of leadership roles. Ms. Davis also serves in an advisory board role for The Posse Foundation, a non-profit organization that identifies, trains and mentors young, diverse leaders as they navigate college and enter the workforce.
Christina Favilla has served as a director of Priority since October 2019. She previously served as Chief Operating Officer of Sterling National Bank from July 2017 until December 2018 and as Chief Operating Officer of GE Capital’s lending and leasing business from February 2012 until June 2017. Prior to 2012, she served as President of Discover Bank for six years. She currently serves as a board member of a privately held fintech company and Opportunity Financial (NYSE: OPFI), a specialty consumer finance company. Ms. Favilla is a seasoned banking and financial services professional with a track record of growing business platforms in volatile regulatory environments. Her core skills include people leadership, risk management, P&L, and IT governance. Ms. Favilla holds an MBA in Information Systems from the Fordham Gabelli School of Business.
Clayton Main is a seasoned financial executive with over two decades of experience in investment management, structured finance, and capital markets. As a Partner and Investment Committee member at Bregal Sagemount, he helps oversee $7.5 billion in capital across multiple fund strategies, with a focus on senior debt, junior debt, and structured equity investments in the software, financial technology, and business services sectors. Before joining Bregal Sagemount, Clayton spent 12 years at Goldman, Sachs & Co., where he was a founding member of the Goldman Sachs Specialty Lending Group. In this role, he led business development efforts in the Southwest U.S. and was responsible for originating, structuring, and managing leveraged transactions across various industries. Clayton holds a BBA from Southern Methodist University, where he graduated Magna Cum Laude with Honors in Business.

Michael Passilla has served as a director of Priority since June 2019. Mr. Passilla served as Vice Chairman for JP Morgan Chase & Company from July 2016 until his retirement in June 2018, after serving as Chief Executive Officer of Chase Merchant Services from May 2013 to June 2016. He previously served as Chief Executive Officer of Elavon - US Bank, Inc. from August 2010 to April 2013, after serving as EVP of Global Business Development since August 2007. Mr. Passilla received a Bachelor of Business Administration from the University of Notre Dame and an MBA from Northwestern University.

CORPORATE GOVERNANCE

Code of Ethics
We have adopted a Code of Ethics that applies to all of our employees, officers and directors. This includes our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Ethics is posted on our website at www.prioritycommerce.com. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.
Insider Trading Policies and Procedures

The Company maintains an Insider Trading Policy Statement that governs the purchase, sale, and/or other dispositions of its securities by directors, officers and employees. The Corporation believes that the Insider Trading Policy Statement is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy Statement is available as an exhibit to the Company's Form 10-K for the year ended December 31, 2025, filed with the SEC.

Board Leadership Structure and Role in Risk Oversight
Currently, the positions of Chairman and Chief Executive Officer are held by one individual, Thomas Priore. Although no formal policy currently exists, the Board has determined that, at present, Mr. Priore is able to devote his time to both the daily execution of the Company's business strategies and to the long-term strategic direction of the Company and having him serve in both roles is in the best interests of our stockholders.
Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing the risks associated with operation and business of the Company and will provide appropriate updates to the Board and the Audit Committee. Our Board delegates to the Audit Committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.
Special Committee

On November 12, 2025, in response to the receipt of the preliminary, non-binding proposal dated November 9, 2025 from Thomas Priore, the Company's Chairman and Chief Executive Officer, to acquire all of the outstanding shares of the Company's common stock not already owned by the Proposing Shareholders for cash consideration in the range of $6.00 to $6.15 per share, the Board formed a special committee (the “Special Committee”) comprised solely of independent and disinterested directors. The Special Committee is authorized, among other things, to evaluate the Proposal and potential strategic alternatives. The members of the Special Committee are Mike Passilla, Clayton Main, and Chris Favilla. Mr. Priore is not a member of the

Special Committee and has not participated, and will not participate, in the Special Committee's deliberations or its evaluation of the Proposal.

On December 8, 2025, the Company announced that the Special Committee retained Barclays to act as its financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP to act as its independent legal counsel. As of the date of this Proxy Statement, the Special Committee has not set a definitive timetable for completion of its evaluation of the Proposal or any alternative. There can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed, or that any transaction will be consummated. A copy of the proposal letter from Mr. Priore is available as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2025.

The Special Committee provides reports and recommendations to the Board at such times as the Special Committee deems appropriate, and the Board has resolved that it will not approve any action related to the Proposed Take-Private Transaction that is required to be taken by the full Board unless the Special Committee has previously recommended such approval. The Company does not intend to comment further or disclose developments regarding the Proposal unless and until further disclosure is appropriate or required.

Independence of Directors
As a result of our common stock being listed on the NASDAQ, Priority adheres to the rules of such exchange in determining whether a director is independent. A director is not independent unless the Board affirmatively determines that he or she does not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director in accordance with the NASDAQ corporate governance rules for listed companies. The Board has determined that a majority of our directors, specifically, Messrs, Crisafulli, Davis, Favilla, Main, and Passilla, are independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Guidelines for Selecting Director Nominees
The Nominating and Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which the Nominating and Governance Committee will take into consideration, include, but are not limited to, providing those persons to be nominated:
•should have demonstrated notable or significant achievements in business, education or public service;
•should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interest of stockholders.
The Nominating and Governance Committee considers a number of qualifications relating to management and leadership experience, background, diversity of viewpoints, professional experience, education and skills, and integrity and professionalism in evaluating a person's candidacy for membership on the Board. The Nominating and Governance Committee

may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide timely, written notice to Bradley Miller, the Company's General Counsel, Chief Risk Officer, and Corporate Secretary, at the Company's address set forth in the 2026 Notice of Annual Meeting. The Nominating and Governance Committee does not distinguish among nominees recommended by stockholders and other persons.
Stockholder and Interested Party Communications
Priority's Board does not provide a process for stockholders or other interested parties to send communications to the Board because management believed that it was premature to develop such processes given the limited liquidity of common stock at that time. However, management may establish a process for stockholder and interested party communications in the future.
Limitation on Directors' Liability
Our certificate of incorporation and bylaws will indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). The DGCL permits a corporation to limit or eliminate a director's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.
Board Meetings
Our Board met ten times during 2025. Also during 2025, the Audit Committee met four times, the Nominating and Governance Committee met once, and the Compensation Committee met three times. All of our then directors attended all of the Board meetings during 2025 and all of our then members of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee attended all of the respective committee meetings during 2025.

Policy Regarding Attendance at Annual Meetings of Stockholders
Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevents their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting.
Executive Sessions

Executive sessions of non-management directors are held regularly throughout the year.
Board Committees
Our Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The charters for each committee are available in the investor relations section of our website at www.prioritycommerce.com or in print by contacting Mr. Miller at the Company's address. The Board may also establish other committees to assist in the discharge of its responsibilities.
The table below identifies the committee members and committee chairperson (as indicated by a "C") as of the date of this Proxy Statement:

Director	Audit	Compensation	Nominating and Corporate Governance
Thomas Priore
Marc Crisafulli*	X	C	X
Marietta Davis *	X	X	X
Christina Favilla *	X	X	C
Clayton Main *	X	X	X
Michael Passilla *	C	X	X
* Independent director
Audit Committee
The Board has established an Audit Committee comprised of independent directors. The Audit Committee consists of Michael Passilla, Marc Crisafulli, Marietta Davis, Christina Favilla, and Clayton Main, with Mr. Passilla as the chairman of the Audit Committee. Each member of the Audit Committee is independent under NASDAQ listing standards. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise our independent registered public accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.

The Audit Committee is and at all times will be composed exclusively of "independent directors," as defined for Audit Committee members under NASDAQ listing standards and the rules and regulations of the SEC, who are "financially literate." "Financially literate" generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, Priority is required to certify to the exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication.

Mr. Passilla serves as the financial expert on the Audit Committee.

Compensation Committee

The Board has established a Compensation Committee consisting of Marc Crisafulli, Marietta Davis, Christina Favilla, Clayton Main and Michael Passilla, with Mr. Crisafulli as the chairman of the Compensation Committee. The Compensation Committee has a written charter. Each member of the Compensation Committee is independent under NASDAQ listing standards. The purpose of the Compensation Committee is to review and approve compensation paid to our executive officers and directors and to administer incentive compensation plans, including authority to make and modify awards under such plans. Although the Compensation Committee values and solicits our executive officers’ input regarding executive and director compensation, it retains and exercises sole authority to make decisions regarding such compensation.

Nominating and Governance Committee
The Board has established a Nominating and Governance Committee comprised of Christina Favilla, Marc Crisafulli, Marietta Davis, Clayton Main and Michael Passilla, with Ms. Favilla as the chairwoman of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent under NASDAQ listing standards. The Nominating and Governance Committee has a written charter. The Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under "Corporate Governance-Board Committees-Audit Committee." Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. EY, our Independent Registered Public Accounting Firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and EY. The Audit Committee also discussed with EY the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee received the written disclosures and the letters from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications with the Audit Committee concerning independence, and discussed with EY their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Priority Technology Holdings, Inc.'s Independent Registered Public Accounting Firm for the years ended December 31, 2025, 2024, 2023, 2022, and 2021 was Ernst & Young LLP. The Audit Committee of the Board has appointed KPMG LLP as its Independent Registered Public Accounting Firm for the year ended December 31, 2026.

Submitted by the Audit Committee of the Company's Board of Directors:

Michael Passilla
Marc Crisafulli
Marietta Davis
Christina Favilla
Clayton Main

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 11, 2026, the Audit Committee of the Board of Directors approved the dismissal of Ernst & Young LLP as Company’s independent registered public accounting firm.

Other than as described below, the reports of EY on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2025, and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 11, 2026, there were no: (1) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting related to the design and operation of certain automated controls (including related information technology general controls) for certain tools or applications involved in the transformation and ingestion of third-party processors’ data in the Company’s control environment, as reported in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10‑K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly reports on Form 10‑Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 6, 2025, August 7, 2025, and November 6, 2025, respectively. The material weakness was subsequently remediated as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2025, filed with SEC on March 10, 2026. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG, the successor independent registered public accounting firm, concerning this reportable event.

The Company provided EY with a copy of the foregoing disclosures and requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter from EY is attached as Exhibit 16.1 on the Form 8-K filed by the Company on March 11, 2026.

On March 11, 2026, KPMG LLP was engaged by the Audit Committee as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 11, 2026, neither the Company nor anyone on its behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and stockholders who own more than 10% of the Company's stock to file forms with the SEC to report their ownership of the Company's stock and any changes in ownership. The Company assists its directors and executive officers by identifying reportable transactions of which it is aware and preparing and filing their forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. The following had late Form 4s: Brad Miller (1), Timothy O'Leary (1), Marietta Davis (1), Marc Crisafulli (1), Clayton Main (1), Christina Favilla (1), and Michael Passilla (1). All Form 4s have since been filed.

COMPENSATION OF EXECUTIVE OFFICERS

Overview -
Priority has opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such terms are under the rules promulgated under the Securities Act of 1933, as amended. These rules require compensation disclosure for Priority's principal executive officer and its two most highly compensated executive officers other than its principal executive officer. These officers are referred to as the Named Executive Officers ("NEOs").
The NEOs for Priority's year ended December 31, 2025 were:
•Thomas Priore, its Chairman and Chief Executive Officer;
•Timothy O’Leary, its Chief Financial Officer
•Bradley Miller, its General Counsel and Chief Risk Officer
Summary Compensation Table
The following Summary Compensation Table, ("SCT") presents summary information regarding the total compensation for Priority's years ended December 31, 2025 and 2024 for the Named Executive Officers:

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	All Other [1,3] $	Total $
Thomas Priore Chief Executive Officer, and Chairman	2025	$1,200,000	$1,369,566	$2,996,498	$—	$2,438,088	$8,004,152
	2024	$1,200,000	$1,369,566	$600,000	$—	$1,833,833	$5,003,399
Timothy O'Leary Chief Financial Officer	2025	$400,000	$260,000	$1,800,000	$—	$14,000	$2,474,000
	2024	$400,000	$260,000	$600,000	$—	$13,800	$1,273,800
Bradley Miller General Counsel and Chief Risk Officer	2025	$375,000	$165,000	$1,237,760	$—	$14,000	$1,791,760
	2024	$375,000	$187,500	$—	$—	$13,800	$576,300

(1)Reflects 401(k) matching contributions for Mr. O'Leary and Mr. Miller.
(2)Non-equity compensation represents the earned cash portion of the long-term incentive granted in February 2023, vesting over two years.
(3)Reflects medical insurance premium paid by the Company on behalf of Mr. Priore. Amount also includes long-term incentive award of $2.4 million approved by the Compensation Committee of the Board with a three-year cliff performance based vesting. These awards may be settled in cash or Common shares of the Company.

Narrative Disclosure to Summary Compensation Table
Mr. Thomas Priore
Mr. Thomas Priore is party to a director agreement among the Priority Payment Systems Holdings LLC and Pipeline Cynergy Holdings, LLC (together referred to as the "Employers") and Priority, dated May 21, 2014 (which we refer to as the "Thomas Priore Director Agreement"). In 2017 and through November 30, 2018, he served as Executive Chairman of Priority as an independent contractor. Effective December 1, 2018, he also became our Chief Executive Officer. As Chief Executive Officer,

the Compensation Committee set performance goals for Mr. Priore based upon revenue, adjusted EBITDA ( i.e. earnings before interest, income tax, and depreciation and amortization expenses, a non-GAAP measure), and personal performance goals for determining his short-term and long-term incentive. Mr. Priore’s annual short-term incentive bonus target is 100% of his base salary and his annual long-term incentive bonus target is 200% of his base salary. Given the Company’s performance and Mr. Priore’s leadership and meaningful contributions, the 2025 annual short-term incentive bonus and long-term incentive bonus were achieved.
Mr. Tim O’Leary
Mr. O’Leary is eligible for an annual discretionary bonus at a target of up to 65% of his base salary. As a result of his meaningful contributions, Mr. O’Leary was awarded an annual incentive bonus in the amount of $260,000. Mr. O’Leary was granted a total award of 276,923 shares, consisting of 138,462 RSUs that vest in equal installments over three years on each anniversary of the grant date, and 138,461 PSUs with a three-year cliff performance based vesting.
Mr. Bradley Miller
Mr. Miller is eligible for a discretionary target bonus of up to 50% of his base salary. Additionally, Mr. Miller may be awarded equity grants from time to time in the discretion of the Compensation Committee. As a result of his meaningful contributions in 2025, Mr. Miller was awarded an annual incentive bonus in the amount of $187,500. Mr. Miller was granted an RSU award that fully vested upon grant of 52,301 shares. Mr. Miller was also granted a stock award of 123,077 shares, consisting of 61,539 RSUs that vest in equal installments over three years on each anniversary of the grant date, and 61,538 PSUs with a three-year cliff performance based vesting.
401(k) Plan
Priority maintains a tax-qualified 401(k) defined contribution plan available to substantially all of our employees. The 401(k) plan is available on the same terms to all of its U.S. employees, including Mr. O'Leary and Mr. Miller. Mr. Priore does not participate in the plan. Each participant may elect to make a voluntary contribution of an amount between 0% to 100% of their eligible compensation to the 401(k) plan, subject to Internal Revenue Service limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices. Subject to certain limitations, Priority will match a participant's contributions to the 401(k) plan at a rate of 100% for the first 3% of employee contributions and 50% for the next 2%. All contributions under the plan are fully vested.
Pay Versus Performance Table
The following Pay Versus Performance ("PVP") tables set forth compensation information for our PEO and non-PEO NEOs in accordance with SEC guidance for the years ended December 31, 2025, 2024 and 2023.

Year	Summary Compensation Table Total for PEO ($)(a)	Compensation Actually Paid to PEO ($)(b)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(c)	Average Compensation Actually Paid to Non-PEO NEOs ($)(d)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(e)	Net Income (loss) ($ in thousands)(f)
2025	$8,004,152	$6,297,363	$2,132,880	$(142,451)	$153	$55,681
2024	$5,003,399	$7,074,347	$1,856,750	$6,723,595	$167	$24,015
2023	$5,008,055	$4,918,784	$924,450	$376,895	$51	$(1,311)

(a)Represents the compensation from the Summary Compensation Table for the Company's PEO, Thomas Priore for 2025, 2024 and 2023.
(b)Represents the compensation actually paid to the Company's PEO, as adjusted in the table below.
(c)Represents the average summary compensation for all NEOs from the Summary Compensation Table for the named executive officers.
i.For 2025, NEOs were Timothy O'Leary and Bradley Miller.
ii.For 2024, NEOs were Timothy O'Leary and Ranjana Ram.
iii.For 2023, NEOs were Timothy O'Leary and Bradley Miller.
(d)Represents the compensation actually paid to the Company's NEOs, as adjusted in the tables below.
(e)Assumes $100 investment on December 31, 2020 in our common stock.
(f)Represents the Company's net income on the consolidated statements of income reported in the Company's Annual Report on Form 10K.

Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid to the PEO consist of:

	2025	2024	2023
Summary Compensation Table Total for PEO	$8,004,152	$5,003,399	$5,008,055
Adjustments to Determine Compensation "Actually Paid" for PEO
Deductions for amounts reported under the "Stock Awards" column in the SCT	(2,996,498)	(600,000)	(299,039)
Fair value of awards granted during the year that remain outstanding at year end	2,331,025	2,252,396	277,958
Change in fair value of awards granted in prior years that remain outstanding at year end	(805,109)	426,609	—
Change in fair value from the end of the prior year to the vesting date for awards granted in prior years and vested in the current year	(236,207)	(8,057)	(68,190)
Total compensation actually paid for PEO	$6,297,363	$7,074,347	$4,918,784

Deductions from, and additions to, average compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid to the Non-PEO NEOs consist of:

	2025	2024	2023
Average Summary Compensation Table Total for Non-PEO NEOs	$2,132,880	$1,856,750	$924,450
Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs
Deductions for amounts reported under the "Stock Awards" column in the SCT	(3,037,760)	(2,463,400)	(600,000)
Fair value of awards granted during the year that remain outstanding at year end	2,180,000	5,633,984	659,259
Change in fair value of awards granted in prior years that remain outstanding at year end	(785,730)	1,418,565	(395,818)
Change in fair value from the end of the prior year to the vesting date for awards granted in prior years and vested in the current year	(631,841)	277,696	(210,996)
Total compensation actually paid for Non-PEO NEOs	$(142,451)	$6,723,595	$376,895

COMPENSATION OF DIRECTORS

The following table presents summary information regarding the total compensation for Priority's year ended December 31, 2025 for our non-employee directors:

Name of Director	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	All Other Compensation $	Total $
Marc Crisafulli	65,000	100,000	—	—	—	165,000
Marietta Davis	60,000	100,000	—	—	—	160,000
Christina Favilla	65,000	100,000	—	—	—	165,000
Michael Passilla	85,000	100,000	—	—	—	185,000
Clayton Main(1)	40,000	100,000	—	—	—	140,000
(1) Appointed to the board on April 1, 2025.

Narrative Disclosure to Director Compensation Table
Independent Director Compensation
The independent directors have each entered an agreement to which each receives cash compensation of $60,000 per year, payable in monthly installments and a grant of restricted stock with a grant date fair value $100,000 which vests over four quarters. The chair of the Audit Committee received $25,000 in 2025 in addition to their director cash compensation. The chair of the Nominating and Corporate Governance Committee and the chair of the Compensation Committee both received $5,000 in 2025 in addition to their director cash compensation. Payment of each installment of the annual fee is subject to applicable restrictions under the debt and equity financing agreements of the Company and its subsidiaries. In the event any such restrictions prohibit payment of an installment of the annual fee such amount will accrue interest at a rate of 6% per annum until such amount is permitted to be paid. The independent directors are reimbursed for reasonable and documented out-of-pocket expenses incurred by him or her in the performance of their duties.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR END

The following table provides information regarding stock options not exercised, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of 2025. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares of Stock, Units, or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares of Stock, Units or Other Rights That Have Not Yet Vested ($)
Thomas Priore	—	—	—	—	—	555,506	(a)	$3,027,508
Timothy O'Leary	—	—	—	—	—	401,642	(b)	$2,188,949
Bradley Miller	—	—	—	—	—	123,077	(c)	$670,770

(a)The awards outstanding for Mr. Priore are 127,795 shares granted on February 8, 2024 and 58,480 shares granted on February 5, 2025. Awards outstanding also includes 369,231 shares subject to certain conditions.
(b)The awards outstanding for Mr. O'Leary are 61,727 shares granted on September 19, 2023, 62,992 shares granted on September 19, 2024 and 276,923 shares granted on November 21, 2025.
(c)The awards outstanding for Mr. Miller are 123,077 shares granted on November 21, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock by:
•each person known to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each director and each named executive officer; and
•all current executive officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock [2]
Directors and Named Executive Officers:
Thomas Priore (3)(4)	46,566,776	[.]
Sean Kiewiet	732,366	[.]
Bradley Miller	231,598	[.]
Ranjana Ram	709,466	[.]
Tim O'Leary	242,858	[.]
Marc Crisafulli	92,102	[.]
Marietta Davis	83,548	[.]
Christina Favilla	133,526	[.]
Clayton Main	12,971	[.]
Michael Passilla	134,328	[.]
All directors and executive officers as a group (10 individuals)	48,939,539	[.]
______________________________

(1)Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Alpharetta, GA 30004.
(2)The percentage of beneficial ownership of Priority is calculated based on [.] shares of common stock outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them as of the date indicated.
(3)Includes 2,500,000 shares of the Company's common stock held by Lori A. Priore, the spouse of Thomas C. Priore, and Bernard H. Smyers, in their capacity as trustees of the Thomas C. Priore Irrevocable Insurance Trust u/a/d 1/8/2010, for the benefit of Lori A. Priore and the children of Thomas C. Priore and Lori A. Priore.
(4)Mr. Priore is the leader of an investor group that submitted a preliminary, non-binding proposal, dated November 9, 2025, to acquire all of the outstanding shares of the Company's common stock not already owned by such investor group for cash consideration in the range of $6.00 to $6.15 per share. See “Corporate Governance — Special Committee."

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

General
Our certificate of incorporation and bylaws currently provide that the number of directors constituting the Board shall be determined solely and exclusively by resolution duly adopted from time to time by the Board. There are six directors presently serving on our Board, and the number of directors to be elected at this Annual Meeting is six.
The Board proposes that the following six director nominees be elected to the Board to serve until the next annual meeting in 2027, or until his or her earlier resignation, death, or removal.
Nominees for Directors
Each nominee is listed below, along with their age as of the date of this Proxy Statement.

Name	Age
Thomas Priore	57
Marc Crisafulli	57
Marietta Davis	66
Christina Favilla	58
Clayton Main	47
Michael Passilla	59
Certain biographical information about the nominees as of the date of this Proxy Statement can be found above under "Executive Officers and Board of Directors."
Interests of Mr. Priore in the Election of Directors

Stockholders should be aware that Thomas Priore, a nominee for election as a director at this Annual Meeting, is also the leader of the investor group that submitted the preliminary, non-binding proposal to acquire all of the outstanding shares of the Company's common stock not already owned by the Proposing Shareholders for cash consideration in the range of $6.00 to $6.15 per share, as described in “Corporate Governance — Special Committee.” Mr. Priore serves as the Company's Chairman and Chief Executive Officer. As of November 9, 2025, Mr. Priore beneficially owned approximately 56.7% of the Company's outstanding common stock, including shares held by his affiliated entities. Mr. Priore has interests in the outcome of this election, and the other proposals at this Annual Meeting, that may differ from, or be in addition to, the interests of the Company's other stockholders. The Special Committee of independent and disinterested directors is evaluating the Proposal independently of Mr. Priore, and Mr. Priore has not participated, and will not participate, in the Special Committee's evaluation or deliberations.

Vote Required
Pursuant to our bylaws, a nominee must receive the vote of a plurality of the votes cast with respect to that director's election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions. Votes to abstain on Proposal Number One and broker non-votes will not be considered shares of stock entitled to vote on the election of directors and thus will not affect the outcome of this vote.
The Board recommends a vote "FOR" the election of each of the director nominees listed above.

PROPOSAL NUMBER TWO
APPROVAL OF PROPOSED AMENDMENT NO. 2 TO THE PRIORITY TECHNOLOGY HOLDINGS, INC. 2018 EQUITY INCENTIVE PLAN
General
The Priority Technology Holdings, Inc. 2018 Equity Incentive Plan (the “Equity Plan”) allows us to provide a variety of equity-based incentives and rewards to selected directors, consultants, officers and other key employees of the Company. We offer these incentives and rewards in order to assist in recruiting and retaining directors, consultants, advisors, officers and other employees. The plan previously reserved for issuance pursuant to awards up to an aggregate of 9,185,696 shares of our common stock. Additionally, if any award granted under the Equity Plan expires, terminates or is canceled or forfeited without being settled or exercised, or if a stock appreciation rights is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Equity Plan.

On February 5, 2026, the Board unanimously approved an amendment to the Equity Plan, subject to approval by our shareholders at this Annual Meeting, to increase the number of shares authorized for issuance under the plan by 8,000,000 shares of our common stock.

Proposed Amendment

The amendment would increase the number of shares authorized for issuance under the Plan by 8,000,000 shares to a total of 17,185,696 shares. An increase in the aggregate number of shares authorized for issuance or transfer under the Equity Plan will allow us to continue to grant a variety of equity and incentive awards as a valuable tool to help us attract and retain our directors, consultants, advisors, officers and other employees, more closely align their interests with those of our shareholders, and motivate award recipients to increase shareholder value by contributing to the long-term growth and success of the Company.

The Compensation Committee carefully manages the equity awards and share usage under our equity plans. The requested increase is intended to provide the Company with a moderate pool to fund equity and incentive awards, which we believe are in line with competitive practices and will further shareholder interests.

Relationship to the Preliminary Take-Private Proposal

The Company has received a preliminary, non-binding proposal from the Proposing Shareholders to acquire all of the outstanding shares of the Company's common stock not already owned by the Proposing Shareholders in a Take-Private transaction. If Amendment No. 2 is approved and additional awards are subsequently granted under the Equity Plan, those awards may be affected by any definitive agreement entered into with respect to the Proposed Take-Private Transaction, including with respect to the treatment of outstanding equity awards upon consummation of any such transaction. No definitive agreement has been reached as of the date of this Proxy Statement, and there can be no assurance that any transaction will be consummated. The Board believes that the approval of Amendment No. 2 is in the best interests of the Company and its stockholders regardless of the outcome of the Special Committee's evaluation of the Proposal, because the additional shares are needed to support the Company's ability to attract and retain key personnel. Stockholders should consider the pendency of the Proposal in evaluating this proposal. For additional information, see “Corporate Governance — Special Committee.”

Vote Required

The approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal.

The Board recommends that you vote FOR approval of the amendment No. 2 to the Priority Technology Holdings, Inc. 2018 Equity Incentive Plan.

PROPOSAL NUMBER THREE
APPROVAL OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
General
Pursuant to Section 14A of the Securities Exchange Act (the “Exchange Act”), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail in the Compensation of Executive Officers and Compensation of Directors sections above, our executive compensation programs are designed to attract, retain, and motivate executives of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased stockholder value.
Highlights of our executive compensation program, as described in the Compensation of Executive Officers and Compensation of Directors section, include:
•compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;
•annual incentives that are earned based on performance measured against specific financial and strategic objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;
•at-risk pay and compensation design that reflect an executive officer’s impact on Corporation performance over time; and
•appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, net share retention ratio, and net hold requirements with respect to equity grants.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement, including the Compensation of Executive Officers and Compensation of Directors section, the 2025 Summary Compensation Table, and the other related tables and narrative discussion.
Though the say-on-pay vote is advisory, and therefore not binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the voting results when making future decisions regarding executive compensation as it deems appropriate. We expect to hold our next say-on-pay vote in 2027.

Vote Required
The approval of Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal.
The Board recommends a vote “FOR” Proposal Number 3.

PROPOSAL NUMBER FOUR
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board has appointed KPMG to serve as the Company's independent registered public accounting firm for the year ending December 31, 2026. The Board is submitting the appointment of KPMG as the Company's independent registered public accounting firm for stockholder ratification and recommends that stockholders ratify this appointment. Stockholder ratification of the appointment of KPMG is not required by law or otherwise. The Board is submitting this matter to stockholders for ratification because the Board believes it to be a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee may reconsider whether to retain KPMG. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company's best interest and that of the Company's stockholders. A representative of KPMG is expected to attend the Annual Meeting, and he or she will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information regarding the Company's relationship with KPMG, please refer to the Audit Committee Report above.
Principal Accounting Fees and Services
The following table shows the fees for professional services provided by EY, our independent registered public accounting firm for fiscal years 2025 and 2024 prior to the appointment of KPMG for fiscal year 2026.

	2025	2024
Audit fees	$4,518,389	$2,735,000
Audit-related fees	30,000	210,000
Tax fees	484,092	632,781
Total	$5,032,481	$3,577,781

The amounts reported as audit fees are fees, including out-of-pocket expenses, for the current-year audit and related quarterly reviews irrespective of the period in which the related services are rendered or billed. Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, review of quarterly reports on Form 10-Q, SEC regulatory filings, and statutory audits.
The amounts reported as audit-related, tax and all other fees are fees billed, including out-of-pocket expenses, for services rendered during the fiscal year, even if the auditor did not bill the registrant for those services until after year end. The audit-related fees for 2025 include fees billed for professional services in connection with review of the Form S-8. Tax fees include fees associated with tax compliance services, including the preparation, review and filing of certain tax returns, as well as tax advisory services. All other fees include fees associated with advisory services, including fees associated with the Company’s acquisition in 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. The Audit Committee has pre-approved the use, as needed, of KPMG for specific types of services that fall within categories of non-audit services, including various tax services. The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee. All services rendered by KPMG in the table above were pre-approved by the Audit Committee.
Vote Required
The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.
The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Stockholder Proposals and Director Nominations for the 2027 Annual Meeting
We expect that our 2027 Annual Meeting will be held in June 2027. Stockholders of record who intend to nominate a candidate for director or submit a proposal at the annual meeting of stockholders in 2027 must provide written notice to the Company in accordance with our bylaws. Under our bylaws, such notice must be received at the Company's principal executive offices, addressed to the Secretary of the Company, not earlier than February 11, 2027 nor later than March 13, 2027, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the 2026 Annual Meeting. Stockholders are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PRIORITY TECHNOLOGY HOLDINGS, INC.
VOTE BY INTERNET
Before the Annual Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 10, 2026 for shares held directly and by 11:59 P.M. ET on June 8, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to www.virtualshareholdermeeting.com/PRTH2026.
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2026 for shares held directly and by 11:59 P.M. ET on June 8, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2001 WESTSIDE PARKWAY
SUITE 155
ALPHARETTA, GEORGIA 30004

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIORITY TECHNOLOGY HOLDINGS, INC.

The Board of Directors recommends that you vote FOR the election of the following six director nominees:

Election of Directors	For	Against	Abstain		For	Against	Abstain
Nominees:
1a. Thomas Priore				3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.
1b. Marc Crisafulli
1c. Marietta Davis
1d. Christina Favilla
1e. Clayton Main
1f. Michael Passilla

The Board of Directors recommends that you vote FOR proposals 2, 3, and 4.
	For	Against	Abstain		For	Against	Abstain
2. To approve Amendment 2 to Priority Technology Holdings, Inc. 2018 Equity Incentive Plan				4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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PRIORITY TECHNOLOGY HOLDINGS, INC.
Annual Meeting of Stockholders
June 11, 2026 9:30 A.M. Eastern Daylight Time
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Thomas C. Priore and Bradley Miller, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Priority Technology Holdings, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held virtually on the Internet at www.virtualshareholdermeeting.com/PRTH2026 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL SIX NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side